August 2022

Preliminary Pricing Supplement No. 5,964

Registration Statement Nos. 333-250103; 333-250103-01

Dated August 8, 2022

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Fully and Unconditionally Guaranteed by Morgan Stanley

The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes have the terms described in the accompanying prospectus supplement and prospectus, as supplemented and modified by this document. The notes offer investors an opportunity to receive, on each annual coupon payment date, a coupon based upon the value of the worst performing of the common stock of The Goldman Sachs Group, Inc., the common stock of Apple Inc. and the common stock of JPMorgan Chase & Co., which we refer to collectively as the underlying stocks. On each annual coupon payment date, investors will receive a coupon at a rate of either (i) at least 5.00% (the higher coupon payment, to be determined on the pricing date) or (ii) 2.00% (the lower coupon payment), as measured on the applicable determination date, as follows: If the determination closing price of each underlying stock on a determination date is greater than or equal to its respective initial share price, investors will receive the higher coupon payment on the related coupon payment date. However, if the determination closing price of any underlying stock is less than its respective initial share price on a determination date, investors will receive the lower coupon payment on the related coupon payment date. At maturity, you will receive for each $1,000 stated principal amount of notes that you hold an amount in cash equal to the stated principal amount of $1,000 plus the applicable coupon, depending on the performance of the worst performing underlying stock. These long-dated notes are for investors who are concerned about principal risk but seek income and who are willing to forgo upside participation in any appreciation of the underlying stocks and dividend payments in exchange for the repayment of principal at maturity and the opportunity to receive the higher coupon payment when the determination closing price of each underlying stock is greater than or equal to its respective initial share price on an annual determination date. Because all payments on the notes are based on the worst performing of the underlying stocks, the fact that the notes are linked to three underlying stocks does not provide any asset diversification benefits and instead means that if any of the underlying stocks depreciates, investors will receive only the lower coupon, and this will not be offset or mitigated by positive performance by the other underlying stocks, even if one or both of the other underlying stocks have appreciated. Investors will not participate in any appreciation of any underlying stock. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Stated principal amount:	$1,000 per note
Aggregate principal amount:	$
Pricing date:	August 22, 2022
Original issue date:	August 25, 2022 (3 business days after the pricing date)
Maturity date:	August 25, 2027
Underlying stocks:	The common stock of The Goldman Sachs Group, Inc. (the “GS Stock”), the common stock of Apple Inc. (the “AAPL Stock”) and the common stock of JPMorgan Chase & Co. (the “JPM Stock”)
Payment at maturity:	The payment due at maturity per $1,000 stated principal amount will equal: $1,000 + the final coupon payment
Coupon:

●If, on any annual determination date, the determination closing price of each underlying stock on such date is greater than or equal to its respective initial share price, we will pay the higher coupon payment on the related coupon payment date.

●If, on any annual determination date, the determination closing price of any underlying stock is less than its respective initial share price, we will pay the lower coupon payment on the related coupon payment date.

Higher coupon payment:	At least 5.00% of the stated principal amount. The actual higher coupon payment will be determined on the pricing date.
Lower coupon payment:	2.00% of the stated principal amount
Determination closing price:	For each underlying stock, on each determination date, the closing price of such underlying stock on such determination date times the adjustment factor for such underlying stock on such date.
Worst performing underlying stock:	On any trading day, the underlying stock with the lowest percent change from its initial share price to its determination closing price
Initial share price:

With respect to the GS Stock, $ , which is the closing price of such underlying stock on the pricing date

With respect to the AAPL Stock, $ , which is the closing price of such underlying stock on the pricing date

With respect to the JPM Stock, $ , which is the closing price of such underlying stock on the pricing date

Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock.
Determination dates:

Annually, on August 22, 2023, August 21, 2024, August 20, 2025, August 20, 2026 and August 20, 2027, subject to postponement for non-trading days and certain market disruption events. We also refer to August 20, 2027 as the final determination date.

Coupon payment dates:

Annually, on August 25, 2023, August 25, 2024, August 25, 2025, August 25, 2026 and the maturity date, provided that if any such day is not a business day, that coupon payment will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day.

CUSIP / ISIN:	61774DY43 / US61774DY430
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $945.90 per note, or within $55.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per note	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each note they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)See “Use of proceeds and hedging” on page 26.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Investment Summary

Market-Linked Contingent Income Notes

The Market Linked Contingent Income Notes due August 25, 2027 Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co. (the “notes”) offer investors an opportunity to receive a coupon based upon the value of the worst performing underlying stock, as measured on the applicable determination date. On each annual coupon payment date, investors will receive a coupon at a rate of either (i) at least 5.00% (the higher coupon payment, to be determined on the pricing date) or (ii) 2.00% (the lower coupon payment), as measured on the applicable determination date, as follows: If the determination closing price of each underlying stock on a determination date is greater than or equal to its respective initial share price, investors will receive the higher coupon payment on the related coupon payment date. However, if the determination closing price of any underlying stock is less than its respective initial share price on a determination date, investors will receive the lower coupon payment on the related coupon payment date. At maturity, you will receive for each $1,000 stated principal amount of notes that you hold an amount in cash equal to the stated principal amount of $1,000 plus the applicable coupon, depending on the performance of the worst performing underlying stock. Investors will not participate in any appreciation in the price of any of the underlying stocks. The notes provide investors:

◼the repayment of principal at maturity, subject to our credit risk

◼the possibility of receiving the higher coupon payment when the determination closing price of each underlying stock is greater than or equal to its respective initial share price on an annual determination date

◼no exposure to any decline of the underlying stocks if the notes are held to maturity

All payments on the notes are subject to our credit risk.

Maturity:	5 years
Coupon:

●If, on any annual determination date, the determination closing price of each underlying stock on such date is greater than or equal to its respective initial share price, we will pay the higher coupon payment on the related coupon payment date.

●If, on any annual determination date, the determination closing price of any underlying stock is less than its respective initial share price, we will pay the lower coupon payment on the related coupon payment date.

Payment at maturity:	The payment due at maturity per $1,000 stated principal amount will equal: $1,000 + the final coupon payment

August 2022 Page 2

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

The original issue price of each note includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000. We estimate that the value of each note on the pricing date will be approximately $945.90, or within $55.00 of that estimate. Our estimate of the value of the notes as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the higher coupon payment and the lower coupon payment, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

August 2022 Page 3

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Key Investment Rationale

Market-Linked Contingent Income Notes provide for the repayment of principal at maturity, subject to our creditworthiness. They are for investors who are concerned about principal risk but seek income and who are willing to forgo upside participation in any appreciation of the underlying stocks and dividend payments in exchange for the repayment of principal at maturity and the opportunity to receive the higher coupon payment when the determination closing price of each underlying stock is greater than or equal to its respective initial share price on an annual determination date. Investors will not participate in any appreciation in the price of any of the underlying stocks.

Repayment of Principal	The notes offer investors an opportunity to receive a higher coupon payment, while providing for the repayment of principal in full at maturity, subject to our creditworthiness.
Higher-coupon Scenario

On each coupon determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price and the notes pay the higher coupon of at least 5.00% of the stated principal amount on each of the annual coupon payment dates. The actual higher coupon payment will be determined on the pricing date.

Lower-coupon Scenario

On each coupon determination date, the determination closing price of each underlying stock is less than its respective initial share price and the notes pay only the lower coupon of 2.00% of the stated principal amount on each of the annual coupon payment dates.

August 2022 Page 4

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payments on the notes. The following examples are for illustrative purposes only. All payments on the notes, including the repayment of principal at maturity, are subject to our credit risk. The actual initial share price for each underlying stock will be determined on the pricing date. The below examples are based on the following terms:

Stated Principal Amount:	$1,000 per note
Hypothetical Higher Coupon Payment:	5.00%. The actual higher coupon payment will be determined on the pricing date.
Lower Coupon Payment:	2.00%

EXAMPLE 1: On each of the 5 annual determination dates, the determination closing price for each underlying stock is at or above its respective initial share price. Therefore, you would receive the hypothetical higher coupon payment of 5.00% of the stated principal amount on each coupon payment date. The total payment over the 5-year term of the notes equals:

Coupon Payment Date 1	Higher Coupon Payment	$50.00
Coupon Payment Date 2	Higher Coupon Payment	$50.00
Coupon Payment Date 3	Higher Coupon Payment	$50.00
Coupon Payment Date 4	Higher Coupon Payment	$50.00
Maturity Date	Stated Principal Amount + Higher Coupon Payment	$1,050.00
Total Payment =		$1,250.00

This example illustrates the scenario where you receive the higher coupon payment on every coupon payment date throughout the term of the notes. This example, therefore, represents the maximum amount payable over the 5-year term of the notes. To the extent that the determination closing price of any underlying stock declines below its respective initial share price on any determination date, investors will receive the lower coupon payment for such determination date, which would result in a total payment that is less than the total payment in the example above.

EXAMPLE 2: On 3 of the 5 annual determination dates, the determination closing price for each underlying stock is at or above its respective initial share price. Therefore, you would receive the hypothetical higher coupon payment of 5.00% of the stated principal amount on each of the 3 corresponding coupon payment dates. However, on the other 2 determination dates, the determination closing price of at least one underlying stock has declined below its respective initial share price. Therefore, you would receive the lower coupon payment of 2.00% of the stated principal amount on each of the 2 corresponding coupon payment dates. The total payment over the 5-year term of the notes equals:

Coupon Payment Date 1	Lower Coupon Payment	$20.00
Coupon Payment Date 2	Higher Coupon Payment	$50.00
Coupon Payment Date 3	Higher Coupon Payment	$50.00
Coupon Payment Date 4	Higher Coupon Payment	$50.00
Maturity Date	Stated Principal Amount + Lower Coupon Payment	$1,020.00
Total Payment =		$1,190.00

August 2022 Page 5

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

EXAMPLE 3: On 1 of the 5 annual determination dates, the determination closing price for each underlying stock is at or above its respective initial share price. Therefore, you would receive the hypothetical higher coupon payment of 5.00% of the stated principal amount on the corresponding coupon payment date. However, on the other 4 determination dates, the determination closing price of at least one underlying stock has declined below its respective initial share price. Therefore, you would receive the lower coupon payment of 2.00% of the stated principal amount on each of the 4 corresponding coupon payment dates. The total payment over the 5-year term of the notes equals:

Coupon Payment Date 1	Lower Coupon Payment	$20.00
Coupon Payment Date 2	Lower Coupon Payment	$20.00
Coupon Payment Date 3	Lower Coupon Payment	$20.00
Coupon Payment Date 4	Higher Coupon Payment	$50.00
Maturity Date	Stated Principal Amount + Lower Coupon Payment	$1,020.00
Total Payment =		$1,130.00

EXAMPLE 4: On each of the 5 annual determination dates, the determination closing price for at least one underlying stock is below its respective initial share price. Therefore, you would receive the lower coupon payment of 2.00% of the stated principal amount on each coupon payment date. The total payment over the 5-year term of the notes equals:

Coupon Payment Date 1	Lower Coupon Payment	$20.00
Coupon Payment Date 2	Lower Coupon Payment	$20.00
Coupon Payment Date 3	Lower Coupon Payment	$20.00
Coupon Payment Date 4	Lower Coupon Payment	$20.00
Maturity Date	Stated Principal Amount + Lower Coupon Payment	$1,020.00
Total Payment =		$1,100.00

If the determination closing price of any underlying stock on any determination date is less than its respective initial share price, you will receive only the lower coupon payment with respect to such determination date.

August 2022 Page 6

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

◼You will receive only the lower coupon payment for each annual period for which the determination closing price of any underlying stock on the related determination date is below its respective initial share price. If the determination closing price of any underlying stock on any determination date is below its respective initial share price, you will receive only the lower coupon payment of 2.00% of the stated principal amount for each such annual period.

◼Investors will not participate in any appreciation of the underlying stocks. Investors will not participate in any appreciation in the prices of the underlying stocks from their respective initial share prices, and the return on the notes will be limited to the coupon payments that are paid with respect to each annual determination date. It is possible that the determination closing price of any underlying stock could be below the respective initial share price on most or all of the determination dates so that you will receive only the lower coupon payments.

◼The coupon is paid on an annual basis and is based solely on the determination closing prices of the underlying stocks on the specified determination dates. Whether the higher coupon payment or lower coupon payment will be paid with respect to an annual determination date will be based on the determination closing price of each underlying stock on such date. As a result, you will not know whether you will receive the higher coupon payment or the lower coupon payment until near the end of the relevant annual period. Moreover, because the annual coupon is based solely on the determination closing price of each underlying stock on a specific determination date, if any such determination closing price is less than the respective initial share price, you will receive the lower coupon payment, even if the determination closing price of such underlying stock was higher on other days during the term of the notes, and even if the determination closing prices of the other underlying stocks are greater than or equal to their respective initial share prices.

◼The market price of the notes may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including:

othe volatility (frequency and magnitude of changes in price) of the underlying stocks,

ointerest and yield rates in the market,

odividend rates on the underlying stocks, if any,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or stock markets generally and which may affect the prices of the underlying stocks, othe time remaining until the notes mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. Some or all of these factors will influence the price that you will

August 2022 Page 7

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the stated principal amount of $1,000 per note if the closing price of any underlying stock at the time of sale is at or below its closing price on the pricing date, or if market interest rates rise. You cannot predict the future performance of any of the underlying stocks based on their historical performance. There can be no assurance that the determination closing price of each underlying stock on the determination dates will be greater than or equal to its respective initial share price such that you will receive the higher coupon payment for any annual period.

◼The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes at maturity, and therefore, you are subject to our credit risk. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

◼As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

◼Investing in the notes is not equivalent to investing in the common stock of The Goldman Sachs Group, Inc., the common stock of Apple Inc. or the common stock of JPMorgan Chase & Co. Investors in the notes will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the notes will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

◼The notes will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your notes for the entire 5-year term of the notes. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

◼The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated

August 2022 Page 8

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

◼The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

◼The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the initial share prices, the determination closing prices on each determination date, whether the lower coupon payment or higher coupon payment will be paid on each coupon payment date and at maturity, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payments to you on the notes. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events (and of any adjustments to the adjustment factors). Such determinations may adversely affect the payout to you on the notes. For further information regarding these types of determinations, see “Additional Terms of the Notes—Additional Terms—Postponement of coupon payment dates and maturity date,” “—Postponement of determination dates,” “—Calculation agent,” “—Market disruption event,” “—Antidilution adjustments” and “—Alternate exchange calculation in case of an event of default.” In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

◼Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and to other instruments linked to the underlying stocks), including trading in the underlying stocks and in futures and/or options contracts on the underlying stocks, as well as in other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination dates approach. Some of our other affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part

August 2022 Page 9

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could increase the initial share prices of the underlying stocks on the pricing date, and, therefore, could increase the prices above which the underlying stocks must close on the determination dates so that investors receive the higher coupon payment (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the notes, including on the determination dates, could adversely affect the closing prices of the underlying stocks on the determination dates, and, accordingly, whether we pay the lower coupon payment or higher coupon payment on the coupon payment dates.

Risks Relating to the Underlying Stocks

◼You are exposed to the price risk of each underlying stock with respect to each annual coupon payment. Your return on the notes is not linked to a basket consisting of each underlying stock. Rather, it will be based upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the performance of each underlying stock. Poor performance by any underlying stock over the term of the notes will result in your receiving only the lower coupon payments, and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive the higher coupon payment on any coupon payment date, each underlying stock must close at or above its respective initial share price on the applicable determination date. Therefore, if any underlying stock has declined to below its initial share price as of a determination date, you will receive only the lower coupon payment on the related coupon payment date, even if the other underlying stocks have appreciated. Accordingly, your investment is subject to the price risk of each underlying stock.

◼Because the notes are linked to the performance of the worst performing of the underlying stocks, you are exposed to a greater risk of receiving the lower coupon payments than if the notes were linked to just one of the underlying stocks. The risk that you will receive the lower coupon payment on any coupon payment date is greater if you invest in the notes as opposed to similar notes that are linked to the performance of just one of the underlying stocks. With three underlying stocks, it is more likely that any underlying stock will close at or below its respective initial share price on any determination date, and therefore it is more likely that you will receive the lower coupon payment on any or all of the coupon payment dates than if the notes were linked to just one of the underlying stocks.

◼No affiliation with The Goldman Sachs Group, Inc., Apple Inc. or JPMorgan Chase & Co. The Goldman Sachs Group, Inc., Apple Inc. and JPMorgan Chase & Co. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the notes. We have not made any due diligence inquiry with respect to The Goldman Sachs Group, Inc., Apple Inc. or JPMorgan Chase & Co. in connection with this offering.

◼We may engage in business with or involving The Goldman Sachs Group, Inc., Apple Inc. or JPMorgan Chase & Co. without regard to your interests. We or our affiliates may presently or from time to time engage in business with The Goldman Sachs Group, Inc., Apple Inc. or JPMorgan Chase & Co. without regard to your interests and thus may acquire non-public information about The Goldman Sachs Group, Inc., Apple Inc. or JPMorgan Chase & Co. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to The Goldman Sachs Group, Inc., Apple Inc. or JPMorgan Chase & Co., which may or may not recommend that investors buy or hold the underlying stock(s).

◼The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to

August 2022 Page 10

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following each determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the notes and your return on the notes may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a determination date, this may decrease the determination closing price of an underlying stock to be less than its respective initial share price (resulting in the lower coupon payment being paid with respect to such date), materially and adversely affecting your return.

August 2022 Page 11

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

The Goldman Sachs Group, Inc. Overview

The Goldman Sachs Group, Inc., a bank holding company, is a global investment banking and securities firm specializing in investment banking, trading and principal investments, asset management and securities services. The GS Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by The Goldman Sachs Group, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-14965 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Goldman Sachs Group, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GS Stock is accurate or complete.

Information as of market close on August 5, 2022:

Bloomberg Ticker Symbol:	GS
Exchange:	NYSE
Current Stock Price:	$334.67
52 Weeks Ago:	$384.30
52 Week High (on 11/2/2021):	$423.85
52 Week Low (on 6/17/2022):	$279.79
Current Dividend Yield:	2.99%

The following table sets forth the published high and low closing prices of, as well as dividends on, GS Stock for each quarter from January 1, 2019 through August 5, 2022. The closing price of GS Stock on August 5, 2022 was $334.67. The associated graph shows the closing prices of GS Stock for each day from January 1, 2017 through August 5, 2022. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the GS Stock may have been adjusted for stock splits and other corporate events. The historical performance of GS Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of GS Stock at any time, including on the determination dates.

Common Stock of The Goldman Sachs Group, Inc. (CUSIP 38141G104)	High ($)	Low ($)	Dividends ($)
2019
First Quarter	202.54	169.51	0.80
Second Quarter	207.90	182.49	0.85
Third Quarter	222.14	195.56	1.25
Fourth Quarter	231.21	196.85	1.25
2020
First Quarter	249.72	134.97	1.25
Second Quarter	220.81	145.29	1.25
Third Quarter	216.90	186.12	1.25
Fourth Quarter	263.71	189.04	1.25
2021
First Quarter	348.81	265.00	1.25
Second Quarter	391.45	323.54	1.25
Third Quarter	419.69	354.72	2.00
Fourth Quarter	423.85	371.61	2.00
2022
First Quarter	407.48	321.37	2.00
Second Quarter	341.06	279.79	2.00
Third Quarter (through August 5, 2022)	334.67	281.59	-

We make no representation as to the amount of dividends, if any, that The Goldman Sachs Group, Inc. may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Goldman Sachs Group, Inc.

August 2022 Page 12

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Common Stock of The Goldman Sachs Group, Inc. – Daily Closing Prices January 1, 2017 through August 5, 2022

This document relates only to the notes offered hereby and does not relate to GS Stock or other securities of The Goldman Sachs Group, Inc. We have derived all disclosures contained in this document regarding The Goldman Sachs Group, Inc. from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Goldman Sachs Group, Inc. in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding The Goldman Sachs Group, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of GS Stock (and therefore the price of GS Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Goldman Sachs Group, Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of GS Stock.

August 2022 Page 13

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Apple Inc. Overview

Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions and third-party digital content and applications. AAPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of AAPL Stock is accurate or complete.

Information as of market close on August 5, 2022:

Bloomberg Ticker Symbol:	AAPL
Exchange:	Nasdaq
Current Stock Price:	$165.35
52 Weeks Ago:	$147.06
52 Week High (on 1/3/2022):	$182.01
52 Week Low (on 6/16/2022):	$130.06
Current Dividend Yield:	0.56%

The following table sets forth the published high and low closing prices of, as well as dividends on, AAPL Stock for each quarter from January 1, 2019 through August 5, 2022. The closing price of AAPL Stock on August 5, 2022 was $165.35. The associated graph shows the closing prices of AAPL Stock for each day from January 1, 2017 through August 5, 2022. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the AAPL Stock may have been adjusted for stock splits and other corporate events. The historical performance of AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of AAPL Stock at any time, including on the determination dates.

Common Stock of Apple Inc. (CUSIP 037833100)	High ($)	Low ($)	Dividends ($)
2019
First Quarter	48.773	35.548	0.1825
Second Quarter	52.938	43.325	0.1925
Third Quarter	55.993	48.335	0.1925
Fourth Quarter	73.413	54.740	0.1925
2020
First Quarter	81.800	56.093	0.1925
Second Quarter	91.632	60.228	0.205
Third Quarter	134.180	91.028	0.205
Fourth Quarter	136.69	108.77	0.205
2021
First Quarter	143.16	116.36	0.205
Second Quarter	136.96	122.77	0.22
Third Quarter	156.69	137.27	0.22
Fourth Quarter	180.33	139.14	0.22
2022
First Quarter	182.01	150.62	0.22
Second Quarter	178.44	130.06	0.23
Third Quarter (through August 5, 2022)	166.13	138.93	-

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

August 2022 Page 14

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Common Stock of Apple Inc. – Daily Closing Prices January 1, 2017 through August 5, 2022

This document relates only to the notes offered hereby and does not relate to AAPL Stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding Apple Inc. from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of AAPL Stock (and therefore the price of AAPL Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of AAPL Stock.

August 2022 Page 15

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

JPMorgan Chase & Co. Overview

JPMorgan Chase & Co. is a global financial services firm. The JPM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by JPMorgan Chase & Co. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-05805 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding JPMorgan Chase & Co. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the JPM Stock is accurate or complete.

Information as of market close on August 5, 2022:

Bloomberg Ticker Symbol:	JPM
Exchange:	NYSE
Current Share Price:	$115.76
52 Weeks Ago:	$153.15
52 Week High (on 10/22/2021):	$171.78
52 Week Low (on 7/14/2022):	$108.00
Current Dividend Yield:	3.46%

The following table sets forth the published high and low closing prices of, as well as dividends on, JPM Stock for each quarter from January 1, 2019 through August 5, 2022. The closing price of JPM Stock on August 5, 2022 was $115.76. The associated graph shows the closing prices of JPM Stock for each day from January 1, 2017 through August 5, 2022. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the JPM Stock may have been adjusted for stock splits and other corporate events. The historical performance of JPM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of JPM Stock at any time, including on the determination dates.

Common Stock of JPMorgan Chase & Co. (CUSIP 46625H100)	High ($)	Low ($)	Dividends ($)
2019
First Quarter	107.19	97.11	0.80
Second Quarter	116.12	104.64	0.80
Third Quarter	120.23	104.80	0.80
Fourth Quarter	139.40	111.82	0.90
2020
First Quarter	141.09	79.03	0.90
Second Quarter	113.45	84.03	0.90
Third Quarter	103.82	91.28	0.90
Fourth Quarter	127.07	96.54	0.90
2021
First Quarter	157.65	125.65	0.90
Second Quarter	166.44	147.37	0.90
Third Quarter	166.98	146.97	0.90
Fourth Quarter	171.78	153.94	1.00
2022
First Quarter	168.44	128.30	1.00
Second Quarter	135.91	112.61	1.00
Third Quarter (through August 5, 2022)	115.76	108.00	1.00

We make no representation as to the amount of dividends, if any, that JPMorgan Chase & Co. may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of JPMorgan Chase & Co.

August 2022 Page 16

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Common Stock of JPMorgan Chase & Co. – Daily Closing Prices January 1, 2017 to August 5, 2022

This document relates only to the notes offered hereby and does not relate to JPM Stock or other securities of JPMorgan Chase & Co. We have derived all disclosures contained in this document regarding JPMorgan Chase & Co. stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to JPMorgan Chase & Co. in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding JPMorgan Chase & Co. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of JPM Stock (and therefore the price of JPM Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning JPMorgan Chase & Co. could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of JPM Stock.

August 2022 Page 17

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Additional Terms of the Notes

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Interest period:

The annual period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Underlying stock issuer:	With respect to the GS Stock, The Goldman Sachs Group, Inc. With respect to the AAPL Stock, Apple Inc. With respect to the JPM Stock, JPMorgan Chase & Co.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Record date:

The record date for each coupon payment date, including the coupon payment date scheduled to occur on the maturity date, shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity shall be payable to the person to whom the payment at maturity, as the case may be, shall be payable.

Denominations:	$1,000 and integral multiples thereof
Senior Note or Subordinated Note:	Senior
Bull or bear notes:	Bull notes
Call right:	The notes are not callable prior to the maturity date
Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

A day, as determined by the calculation agent, on which trading is generally conducted on the New

York Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange Inc. and the

Chicago Board Options Exchange and in the over-the-counter market for equity securities in the

United States.

Postponement of coupon payment dates and maturity date:

If any scheduled coupon payment date, including the maturity date, is not a business day, the applicable payment will be made on the next succeeding business day and no adjustment will be made to the payment made on any such succeeding business day.

If, due to a market disruption event or otherwise, any determination date for any underlying stock is postponed so that it falls less than two business days prior to the scheduled coupon payment date or maturity date, as applicable, the coupon payment date or maturity date, as applicable, shall be postponed to the second business day following that determination date as postponed. In any of these cases, no adjustment shall be made to any payment made on that postponed date.

Postponement of determination dates:

If any scheduled determination date is not a trading day, that determination date will be postponed to the next trading day. In addition, if a market disruption event occurs on any scheduled determination date with respect to any underlying stock, the determination closing price for that underlying stock only will be determined on the next trading day on which no market disruption event occurs with respect to that underlying stock. The determination of the closing price for the unaffected underlying stocks will not be postponed.

If the determination closing price for any underlying stock has not been determined by the fifth trading day following a scheduled determination date, the calculation agent will determine such determination closing price for such underlying stock as (i) the closing price for such underlying stock determined on such fifth trading day in accordance with the second paragraph of “Closing price” below times (ii) the related adjustment factor.

Calculation agent:

MS & Co. and its successors

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the annual coupon payments and payment at maturity will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five onemillionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of the notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the notes, including with respect to certain

August 2022 Page 18

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

determinations and judgments that the calculation agent must make in determining the initial share prices, the determination closing prices, the share percent changes, the payments on the notes, what adjustments should be made, if any, to the adjustment factor with respect to an underlying stock or whether a market disruption event has occurred. See “Market disruption event”, “Antidilution adjustments,” and “Alternate exchange calculation in case of an event of default” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Closing price:

Subject to the provisions set out under “Antidilution adjustments” below, the closing price for one share of the underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i) if the underlying stock (or any such other security) is listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the underlying stock (or any such other security) is listed,

(ii) if the underlying stock (or any such other security) is a security of the Nasdaq, the official closing price of the underlying stock published by the Nasdaq on such day, or

(iii) if the underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the underlying stock, (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for the underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Antidilution adjustments” below.

Market disruption event:

With respect to each underlying stock, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of such underlying stock on the primary market for that underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b)a breakdown or failure in the price and trade reporting systems of the primary market for such underlying stock as a result of which the reported trading prices for that underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c)the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to that underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

For the purposes of determining whether a market disruption event has occurred with respect to an underlying stock: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on such underlying stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will

August 2022 Page 19

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

constitute a suspension, absence or material limitation of trading in options contracts related to such underlying stock and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to such underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Antidilution adjustments:

The adjustment factor with respect to an underlying stock will be adjusted as follows:

1. If such underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying stock.

2. If such underlying stock is subject (i) to a stock dividend (issuance of additional shares of such underlying stock) that is given ratably to all holders of shares of such underlying stock or (ii) to a distribution of such underlying stock as a result of the triggering of any provision of the corporate charter of the issuer of such underlying stock (the relevant “underlying stock issuer”), then once the dividend has become effective and such underlying stock is trading ex-dividend, the adjustment factor for such underlying stock will be adjusted so that the new adjustment factor for such underlying stock shall equal the prior adjustment factor for such underlying stock plus the product of (i) the number of shares issued with respect to one share of such underlying stock and (ii) the prior adjustment factor for such underlying stock.

3. If the applicable underlying stock issuer issues rights or warrants to all holders of such underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the notes, then the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and a fraction, the numerator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock which the aggregate offering price of the total number of shares of such underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factors to reflect cash dividends or other distributions paid with respect to an underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and extraordinary dividends as described below. A cash dividend or other distribution with respect to an underlying stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such underlying stock on the primary U.S. organized securities exchange or trading system on which such underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to an underlying stock, the adjustment factor with respect to such underlying stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount. If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor, the calculation of the closing price with respect to the affected underlying stock will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated to the replacement stock in accordance with the procedures for a replacement underlying stock as described in clause (c) (ii) of paragraph 5 below. The “extraordinary dividend amount” with respect to an extraordinary dividend for such underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination shall be conclusive in the absence of manifest error. A distribution on such underlying stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

August 2022 Page 20

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

5. If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all of the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining the amount payable for each note will be as follows:

(a) if such underlying stock continues to be outstanding (if applicable, as reclassified upon the issuance of any tracking stock), the adjustment factor in effect on such determination date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b) for each marketable security received in such reorganization event (each a “new stock”), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for such underlying stock, the number of shares of the new stock received with respect to one share of the underlying stock multiplied by the adjustment factor in effect for such underlying stock on the trading day immediately prior to the effective date of the reorganization event (the “new stock adjustment factor”), as adjusted to such determination date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c) for any cash and any other property or securities other than marketable securities received in such reorganization event (the “non-stock exchange property”),

(i) if the combined value of the amount of non-stock exchange property received per share of such underlying stock, as determined by the calculation agent in its sole discretion on the effective date of such reorganization event (the “non-stock exchange property value”), by holders of the underlying stock is less than 25% of the closing price of the underlying stock on the trading day immediately prior to the effective date of the reorganization event, a number of shares of the underlying stock , if applicable, and of any new stock received in connection with such reorganization event, if applicable, in proportion to the relative closing prices of the underlying stock and any such new stock, and with an aggregate value equal to the non-stock exchange property value multiplied by the adjustment factor in effect for such underlying stock on the trading day immediately prior to the effective date of the reorganization event, based on such closing prices, in each case as determined by the calculation agent in its sole discretion, on the effective date of such reorganization event; and the number of such shares of the underlying stock or any new stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the adjustment factor in subparagraph (a) above and/or the new stock adjustment factor in subparagraph (b) above, as applicable, or

(ii) if the non-stock exchange property value is equal to or exceeds 25% of the closing price of such underlying stock on the trading day immediately prior to the effective date of the reorganization event or, if the underlying stock is surrendered exclusively for non-stock exchange property (in each case, a “replacement stock event”), a replacement stock (as defined below) with an aggregate value on the effective date of such reorganization event equal to the non-stock exchange property value multiplied by the adjustment factor in effect for such underlying stock on the trading day immediately prior to the effective date of such reorganization event. The “replacement stock” will be a stock with the largest market capitalization among the stocks that then constitute the S&P 500® Index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC Code”) as such underlying stock; provided, however, that a replacement stock will not include any stock that is subject to a trading restriction under the trading restriction policies of MSFL or any of its affiliates that would materially limit the ability of MSFL or any of its affiliates to hedge the notes with respect to such stock (a “hedging restriction”); provided further that if a replacement stock cannot be identified from the S&P 500® Index by primary SIC Code for which a hedging restriction does not exist, the replacement stock will be selected by the calculation agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the affected underlying stock. The replacement stock will be assigned an adjustment factor equal to the number of shares of such replacement stock with a closing price on the effective date of such reorganization event equal to the product of (a) the non-stock exchange property value and (b) the adjustment factor in effect for such underlying stock on the trading day immediately prior to the effective date of such reorganization event (the “replacement stock adjustment factor”).

Following the allocation of any extraordinary dividend to the replacement stock pursuant to paragraph 4 above or any reorganization event described in this paragraph 5, the closing price for such underlying stock on such determination date determined by the calculation agent will be the sum of an amount equal to:

(x) if applicable, the closing price of such underlying stock times the adjustment factor then in

August 2022 Page 21

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

effect for such underlying stock;

(y) if applicable, for a new stock, the closing price of such new stock times the new stock adjustment factor then in effect for such new stock; and

(z) if applicable, for a replacement stock, the closing price of such replacement stock times the replacement stock adjustment factor then in effect for such replacement stock.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraphs 4 or 5 above, (i) references to “underlying stock” under “Closing price” and “Market disruption event” will be deemed to also refer to any new stock or replacement stock, and (ii) all other references in this disclosure supplement to “underlying stock” will be deemed to refer to any new stock or replacement stock and references to a “share” or “shares” of an underlying stock will be deemed to refer to the applicable unit or units of such exchange property, including any new stock or replacement stock, unless the context otherwise requires. The new stock adjustment factor(s) or replacement stock adjustment factor resulting from any reorganization event described in paragraph 5 above or similar adjustment under paragraph 4 above will be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

If a closing price for an underlying stock is no longer available for an underlying stock for whatever reason, including the liquidation of the issuer of such underlying stock or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law and a closing price is not determined pursuant to adjustments made under paragraph 5 above, then the value of such underlying stock will equal zero for so long as no closing price is available. There will be no substitution for any such underlying stock.

No adjustment to the adjustment factor for any underlying stock (including for this purpose, any new stock adjustment factor or replacement stock adjustment factor) will be required unless such adjustment would require a change of at least .1% in the adjustment factor of such underlying stock then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Antidilution adjustments will be made up to and including the final determination date.

No adjustments to the adjustment factor for any underlying stock or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the closing price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor for an underlying stock, any new stock adjustment factor, replacement stock adjustment factor or method of calculating the non-stock exchange property value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to an adjustment factor, or to the method of calculating the closing price of any underlying stock on the determination dates made pursuant to paragraph 5 above, upon written request by any investor in the notes.

Trustee:	The Bank of New York Mellon
Issuer notice to registered note holders, the trustee and the depositary:

In the event that any coupon payment date or the maturity date is postponed as described above, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable any coupon payment date or the maturity date, as applicable, has been rescheduled (i) to each registered holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date or maturity date, as applicable, the business day immediately preceding the scheduled coupon payment date or maturity date, as applicable, and (ii) with respect to notice of the date to which the coupon payment date or maturity date, as applicable, has been rescheduled, the business day immediately following

August 2022 Page 22

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

the applicable determination date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, to be delivered with respect to each note, on or prior to 10:30 a.m. (New York City time) on the business day preceding the each coupon payment date (but if such trading day is not a business day, prior to the close of business on the business day preceding such coupon payment date) and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as a holder of the notes, on each coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date) and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as a holder of the notes, on the maturity date.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final determination date, then the Acceleration Amount will equal the principal amount of the notes.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

August 2022 Page 23

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

August 2022 Page 24

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:

Under current law and based on current market conditions, the notes should be treated as “variable rate debt instruments” for U.S. federal income tax purposes. U.S. Holders should read the sections of the accompanying prospectus supplement entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Notes—Floating Rate Notes” and “United States Federal Taxation—Tax Consequences to U.S. Holders—Backup Withholding and Information Reporting.” Except where stated otherwise, the following discussion is based on the treatment of the notes as “variable rate debt instruments.”

Coupon Payments on the Notes

Each coupon payment on the notes will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Because the amount of a coupon payment in respect of an accrual period will not be known until the relevant coupon determination date, it is not clear how accrued interest will be determined prior to the relevant coupon determination date.

Sale or Exchange of the Notes

Upon a sale or exchange of the notes, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued interest, which will be treated as a payment of interest) and the U.S. Holder’s tax basis in the notes, which will equal the U.S. Holder’s purchase price for the notes. Because the amount of a coupon payment in respect of an accrual period may not be known until the relevant coupon determination date, it is not clear how much interest will be treated as having accrued on the notes at the time of a sale or exchange that occurs during the period. The capital gain or loss recognized upon a sale or exchange of the notes will be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year at the time of sale or exchange.

Possible Alternative Tax Treatment of an Investment in the Notes

If market conditions change prior to the notes’ issuance or if the Internal Revenue Service (the “IRS”) disagrees with our determination, alternative tax treatments are possible. In particular, the notes could be treated as subject to Treasury regulations governing “contingent payment debt instruments” as described in the section of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders— Notes—Contingent Payment Notes.” Under this treatment, if you are a U.S. taxable investor, you generally would be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amounts of the contingent payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally would be treated as ordinary income.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying prospectus supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the notes and current market conditions, we expect that the notes will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final prospectus supplement. Assuming that the notes do not have a delta of one with respect to any Underlying Security, the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

August 2022 Page 25

Morgan Stanley Finance LLC

Market-Linked Contingent Income Notes due August 25, 2027

Based on the Value of the Worst Performing of the Common Stock of The Goldman Sachs Group, Inc., the Common Stock of Apple Inc. and the Common Stock of JPMorgan Chase & Co.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and hedging:

The proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the notes by taking positions in the underlying stocks, in futures and/or options contracts on the underlying stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of the underlying stocks on the pricing date, and, therefore, could increase the prices at or above which the underlying stocks must close on the determination dates so that investors receive the higher coupon payment (depending also on the performance of the other underlying stocks). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the notes, including on the determination dates, by purchasing and selling the underlying stocks, futures or options contracts on the underlying stocks that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the determination dates. As a result, these entities may be unwinding or adjusting hedge positions during the term of the terms, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination dates approach. We cannot give any assurance that our hedging activities will not affect the value of any underlying stock and, therefore, adversely affect the value of the notes or the payments on the notes (depending also on the performance of the other underlying stocks).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each note they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices this offering of notes, it will determine the economic terms of the notes, including the higher coupon payment, such that for each note the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Prospectus Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the prospectus supplement or in the prospectus.

August 2022 Page 26